QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That each person whose signature appears below, as a Director of Tyco International Ltd. (the "Company"), a Bermuda company with its general Offices at Second Floor, 90 Pitts Bay Road, Pembroke, HM 08, Bermuda, does hereby make, constitute and appoint Edward D. Breen, Christopher J. Coughlin, William B. Lytton, or any one of them acting alone, his or her true and lawful attorneys, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to execute and sign the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2006, and any and all amendments thereto, and documents in connection therewith, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

        Dated and effective as of the 8th of December 2006.

/s/ EDWARD D. BREEN Edward D. Breen, Chairman	/s/ H. CARL MCCALL H. Carl McCall, Director
/s/ ADM. DENNIS C. BLAIR Adm. Dennis C. Blair, Director	/s/ MACKEY J. MCDONALD Mackey J. McDonald, Director
/s/ BRIAN DUPERREAULT Brian Duperreault, Director	/s/ DR. BRENDAN R. O'NEILL Dr. Brendan R. O'Neill, Director
/s/ BRUCE S. GORDON Bruce S. Gordon, Director	/s/ SANDRA S. WIJNBERG Sandra S. Wijnberg, Director
/s/ RAJIV L. GUPTA Rajiv L. Gupta, Director	/s/ JEROME B. YORK Jerome B. York, Director
/s/ JOHN A. KROL John A. Krol, Director

QuickLinks

POWER OF ATTORNEY